                                                                    EXHIBIT 10.1

                       LESLIE'S POOLMART LEASE AGREEMENT
                       ---------------------------------


     THIS LEASE AGREEMENT is made and entered into as of August 21, 1996, by and
                                                         ---------
between STRIKS PROPERTIES, a California general partnership ("LANDLORD"), and
                                                              --------
LESLIE'S POOLMART, a California corporation ("TENANT").  Landlord and Tenant
                                              ------
agree as follows:

     1.   PREMISES
          --------

          1.1. Landlord hereby leases to Tenant, and Tenant leases from Landlord the Premises ("PREMISES") which are configured as depicted on the site
               --------
plan attached hereto as Exhibit B ("SITE PLAN"), together with all easements,
                                    ---------
rights and privileges appurtenant thereto. The Premises contain a building which contains approximately 37,940 square feet of floor area and areas for vehicle and pedestrian ingress, egress and parking on a parcel of approximately
2.2 acres with a street address of 20630 Plummer Street, Chatsworth, California
---
91311.  The Premises are legally described on Exhibit A.

          1.2. Landlord shall deliver possession of the Premises to Tenant on the "DELIVERY DATE" (as defined in Section 4.2) and after full execution and
        -------------
delivery of this Lease. Tenant shall be entitled to possession, ownership and control of all personal property and equipment within the Premises existing on the Delivery Date.

     2.   FIXTURING PERIOD; TERM
          ----------------------

          2.1. Subject to the provisions of Section 2.2, the term of this Lease (the "TERM") shall commence on the "Commencement Date" and shall expire on
      ----
October 31 next following the expiration of five (5) years thereafter. The "COMMENCEMENT DATE" shall be the earlier of (a) the date Tenant commences use of
 -----------------
the Premises as its corporate offices; or (b) April 1, 1997. The period from the Delivery Date until the Commencement Date shall be a "FIXTURING PERIOD" during
                                                      ----------------
which the Term of this Lease shall not have commenced, but all obligations and rights of the parties hereunder shall be in effect, except that the obligation to pay base rent and all other charges shall not commence until the Commencement Date.

          2.2. Tenant is granted three (3) successive options (individually, "OPTION") to extend the Term for additional periods of five (5) years each
 ------
("OPTION TERMS"), on the terms and conditions set forth herein. Each Option may
  ------------
be exercised upon giving Landlord written notice not less than one hundred twenty (120) days before the expiration of the Term as it may have been previously extended.

          2.3. "LEASE YEAR" shall mean the 12 month period beginning on the Commencement Date, and each twelve month period thereafter.

     3.   POSSESSION AND USE
          ------------------

          3.1. The Premises are leased to Tenant for general office use and related show room, storage and other purposes.

          3.2. Notwithstanding any provision in this Lease to the contrary, it is expressly acknowledged by Landlord that this Lease contains no implied or express covenant for Tenant to conduct business in the Premises, continuously or otherwise, or (when conducting business in the Premises) to operate during any particular hours or, subject to the terms of this Lease, to conduct its business in any particular manner. In the event Tenant discontinues operations in the Premises (excluding, however, an Exempted Discontinuance of operations as hereinafter defined), and such discontinuance of operations continues for sixty
(60) consecutive days, Landlord may, within thirty (30) days after said sixty
(60) day period, elect to terminate this Lease by written notice to Tenant (the "Termination Notice"), in which event this Lease shall terminate as to all obligations accruing sixty (60) days after the date of receipt of the Termination Notice. Tenant shall give Landlord advance notice of any intended discontinuance of business from the Premises as soon as would be reasonable for Tenant to do so, considering Tenant's needs to keep such decision confidential.

          The following discontinuances of operations shall be exempted from the applicability of Landlord's right to terminate hereunder ("EXEMPTED
                                                           --------
DISCONTINUANCE"):  (i) any good faith discontinuance occasioned by a force
--------------
majeure event as herein described; (ii) cessation of operations not to exceed
(90) days in connection with a transfer of possession caused by a permitted assignment or sublet; or (iii) any discontinuance not to exceed sixty (60) days in connection with a remodeling.

     4.   CONSTRUCTION AND ACCEPTANCE
          ---------------------------

          4.1. Tenant shall remodel, or cause to be remodeled, the improvements shown on the Site Plan in accordance with the plans attached hereto as Exhibit C which are hereby approved. Landlord agrees to assist Tenant in obtaining governmental approvals and permits necessary to Tenant's operation of Premises or to the commencement or completion of Tenant's improvements.

          4.2. The "DELIVERY DATE" means the date upon which Landlord closes on
                    -------------
the purchase of the Premises as described in that certain Agreement of Purchase and Sale and Joint Escrow Instructions between Tenant, as Buyer, and Massachusetts Mutual Life Insurance Company, as Seller, dated as of June 28, 1996 as assigned to Landlord by Assignment and Consent Agreement of even date herewith.

          5.   BASE RENT
               ---------

               5.1. Tenant shall pay to Landlord as rent for the Premises during the Term ("BASE RENT"):


LEASE YEARS              MONTHLY RENT            ANNUAL RENT
-----------              ------------            -----------
1 through 5*               $17,860.00            $214,320.00

Option Periods:

6 through 10               $19,646.00            $235,752.00

11 through 15              $21,610.60            $259,327.20
16 through 20              $23,771.66            $285,259.92

          * The fifth Lease Year shall be deemed to end on the October 31 next following the expiration of five years from the Commencement Date and each Lease Year thereafter shall run from November 1 until October 31.

          Annual Base Rent shall be payable in equal monthly installments on the first day of each month during the Term. If the Term shall commence on a day other than the first day of a calendar month or end on a day other than the last day of a calendar month, Base Rent shall be prorated on a daily basis as appropriate.

               5.2. If the Commencement Date has not occurred on or before January 1, 1997, then Tenant shall pay, as its only obligation to pay money for the Premises, for the period commencing on January 1, 1997 and ending on the day before the Commencement Date, an amount equal to the amount of Landlord's payment on Landlord's purchase money note secured by a deed of trust on the Premises, if any; provided that Tenant shall not be required to pay any penalties, default rates of interest or other fees caused by Landlord's failure to perform in full under said note.

          6.   REPAIRS
               -------

               6.1. Subject to Section 13 below, Tenant shall maintain the Premises, including the interior and exterior of the building, windows, doors, sprinkler system, wiring, plumbing, pipes, conduits and other utilities which are easily accessible from the interior of the building on the Premises, landscaping, parking areas, walkways and driveways, in good repair and condition, reasonable wear and tear and damage by casualty excepted, and will so deliver the Premises to Landlord at the termination of this Lease. Tenant shall be responsible for normal maintenance, repair and servicing of the roof and heating, ventilating, and air conditioning system (the "HVAC") and, subject to potential, partial reimbursement as described below, the replacement thereof (and of major components thereof). In the event Tenant replaces the roof or the HVAC (or major components thereof) during the term of this Lease, then at the expiration or earlier termination of the Term, Landlord shall reimburse Tenant, in cash, for the then remaining unamortized portion of the cost of such replacement. Tenant shall have no obligation to repair any damage or defects caused by any intentional act or negligence of Landlord, its agents or contractors or which may be caused by or result from any repairs, alterations, replacements or other improvements or installations made by Landlord, its agents or contractors. Any such repairs effected by Tenant shall be reimbursed by Landlord within fifteen (15) days following billing from Tenant.

               6.2. Tenant agrees that it will make all repairs and all alterations required by any laws, ordinances or regulations of any public authorities to bring the Premises into conformity with all governmental codes. Landlord shall, at its sole cost and expense, maintain and repair the foundation, floor slab, and other structural portions of the Premises. Landlord shall repair any damage or defects caused by the intentional act or negligence of Landlord, its agents or contractors, or by any previous Landlord work done improperly. Tenant shall give Landlord notice of such repairs as may be required under the terms of this Section, and Landlord shall complete the same with reasonable diligence.

          7.   ALTERATIONS
               -----------

               7.1. Tenant may make non-structural alterations or improvements to the interior of the Premises, in a good and workmanlike manner, in conformity with all laws, ordinances and regulations of public authorities having jurisdiction. Tenant shall not make any alterations to the foundation, roof, exterior, mechanical systems or any structural portions of the Premises without first obtaining the written approval of Landlord, provided that Landlord hereby consents to all alterations described on Exhibit "C" attached hereto and made a part hereof. Such future approval may not be unreasonably withheld and shall be deemed granted if Tenant is not notified in writing of a reasonable basis for withholding such approval within ten (10) days of notifying Landlord thereof. Upon termination of this Lease, Tenant may remove its furniture, fixtures and equipment, and Landlord will accept the Premises as altered without any obligation upon Tenant to restore the Premises to its former condition, subject to Section 6.1. Tenant may make any changes to the parking areas, including, without limitation, adding islands or signage, and changing striping, which are permitted by law.

               7.2. Landlord shall make any changes to the Premises required by applicable law or regulations, but shall be required to obtain Tenant's prior written consent to any such alterations.

          8.   FIXTURES, SIGNS AND EQUIPMENT
               -----------------------------

               8.1. Tenant may install in and affix to the Premises such fixtures, signs and equipment as Tenant deems desirable. All such fixtures, signs and equipment shall remain Tenant's property. Tenant may remove them at any time provided that Tenant, at its sole expense, shall repair any damage caused by reason of such removal. Tenant shall pay all taxes levied or assessed against such fixtures, signs and equipment. Any sign or signs erected on the Premises by Tenant shall comply with all applicable law; provided, however, if Tenant is unable to secure all necessary approvals for the use of its desired signage, as set forth on Exhibit D (including Tenant's standard logo and colors) within thirty (30) days following the date of this Lease or if applicable law requires a material change in Tenant's signage at any time during the Term, then Tenant may terminate this Lease upon ten (10) days' notice to Landlord.

          9.   UTILITIES
               ---------

               9.1. Tenant shall pay before delinquency its pro rata share of all charges for water, gas, heat, air cooling, electricity, power, telephone and other utility services used by Tenant on the Premises during the Term. Landlord agrees that it will provide separate metering for all utilities on serving Tenant.

               9.2. Tenant shall maintain all necessary pipes, mains, conduits, wires and cables to the Premises for water, gas, electricity, sewage and telephone service.

          10.  INSURANCE
               ---------

               10.1. Tenant shall at all times during the Term keep in force a policy of commercial general liability insurance, which may be through an endorsement on a blanket liability insurance policy. Tenant's insurance shall name Landlord (and if Landlord requests, any mortgagee or beneficiary under a deed of trust) as an additional insured against any and all damages and liability on account of or arising out of injuries to or the death of persons in the Premises, or for property damage, arising out of or relating to Tenant's use of the Premises, in the minimum amount of One Million Dollars ($1,000,000) combined single limit on an occurrence basis. Said policy shall include contractual liability insurance recognizing the liability assumed in Section
18.1 hereof, contain a cross-
liability endorsement, and shall be with an insurer which is rated at least B+ and X in Best's Insurance Reports, or equivalent.

               10.2. Landlord shall at all times during the Term keep in force a policy or policies of commercial general liability insurance, which may be through an endorsement on a blanket liability insurance policy in the amount of Two Million Dollars ($2,000,000) combined single limit in any one accident. Landlord's insurance shall name Tenant as an additional insured against any and all damages and liability on account of or arising out of injuries to or the death of persons, or for property damage, occurring in the Premises. Said policy shall include contractual liability insurance recognizing the liability assumed in Section 18.2 hereof, contain a cross-liability endorsement, and shall be with an insurer which is rated at least B+ and X in Best's Insurance Reports, or equivalent.

               10.3. Landlord shall at all times during the Term maintain an "ALL RISK" policy of fire and casualty insurance, insuring all improvements
 --------
located on the Premises. Such insurance shall be in the amount of the full replacement cost (excluding foundations), and shall provide that the proceeds of any loss shall be payable in the manner provided for in this Lease. The insurer of such insurance shall be licensed to do business within the state in which the Premises is located, and be rated at least B+ and X in Best's Insurance Reports, or equivalent. Tenant shall reimburse Landlord for its cost of such insurance up to the amount Tenant would be obligated to pay for similar insurance, provided that in no event shall Tenant's obligation for such insurance increase by more than the lesser of (a) the increase in the Consumer Price Index - All Urban Consumers - Greater Los Angeles Metropolitan Area; or (b) 3% over the insurance cost for the immediately preceding Lease Year. Landlord's request for reimbursement for insurance costs shall be accompanied by a copy of the bill therefor.

               10.4. Landlord and Tenant agree to deliver to the other certificates of insurance evidencing the existence in force of the policies of insurance described in this Article. Each of the certificates shall provide that such insurance shall not be canceled or materially amended unless 30 days' prior written notice of such cancellation or amendment is given to the party designated on such certificate as the holder thereof. Landlord's certificate of insurance shall be accompanied by a copy of the declaration page from Landlord's insurance policy.

               10.5. The parties release each other, and their respective authorized representatives, from any claims for damage to any person or to property in or on the Premises to the extent covered by or required to be covered by the insurance of the parties under this Lease. Landlord and Tenant shall each have their insurance policies issued in such form as to waive any right of subrogation which might otherwise exist.

          11.  REAL PROPERTY TAXES
               -------------------

               11.1. Tenant shall pay before delinquency, except as described below, all real property taxes and assessments, whether ordinary or extraordinary, which shall be assessed against the Premises and due and payable during the Term; provided, however, in no event shall Tenant be required to pay any increase in real property taxes caused directly or indirectly by any act of Landlord or any late fee or charge resulting from Landlord's failure to pay real property taxes in a timely manner, or any increase in real estate taxes in excess of the lower of (a) 3% over the immediately preceding year, or (b) the increase in the Consumer Price Index - All Urban Consumers, Greater Los Angeles Metropolitan Area. Nothing contained in this Lease shall require Tenant to pay or discharge any tax which may be levied upon the income, rent, profits, business or estate of Landlord or any personal property taxes, franchise, gross receipts, inheritance or estate taxes which may be levied against the Premises. Landlord shall provide Tenant a copy of its real estate tax bill within ten (10) days of Landlord's receipt thereof. Tenant shall pay same and provide a receipt to Landlord, provided that in the event Landlord does not provide such bill to Tenant at least thirty (30) days before the date such taxes are due, then Tenant shall have no obligation to pay before delinquency and Landlord shall be responsible for any penalties due.

          12.  END OF TERM
               -----------

               12.1. At the expiration of this Lease, Tenant shall surrender the Premises in broom clean condition, subject to normal wear and tear and damage by the elements and subject also to alterations permitted under Article 7. Tenant shall deliver all keys to the Premises to Landlord. Tenant shall have the right to remove all of its trade fixtures and equipment and other personal property from the Premises.

          13.  DAMAGE AND RESTORATION
               ----------------------

               13.1. Definitions.

     (a) "Premises Partial Damage" shall mean damage or destruction to the improvements on the Premises other than Tenant's personal property and fixtures and installations owned by utility companies, the repair cost of which damage or destruction is less than 50% of the then Replacement Cost of the Premises immediately prior to such damage or destruction, excluding from such calculation the value of the land and Tenant's personal property and fixtures and installations owned by utility companies.

     (b) "Premises Total Destruction" shall mean damage or destruction to the Premises, other than Tenant's personal property and fixtures and installations owned by utility companies, the repair cost of which damage or destruction if 50% or more of the Replacement Cost of the Premises immediately prior to such damage or destruction, excluding from such calculation the value of the land and Tenant's personal property and fixtures and installations owned by utility companies.

     (c) "Insured Loss" shall mean damage or destruction to improvements on the Premises, other than Tenant's personal property and fixtures and installations owned by utility companies, which was caused by an event required to be covered by the insurance described in Paragraph 10.3, irrespective of any deductible amounts or coverage limits involved.

     (d) "Replacement Cost" shall mean the cost to repair or rebuild the improvements owned by Landlord at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of applicable building codes, ordinances or laws, and without deduction for depreciation.

     (e) "Hazardous Substance Condition" shall mean the occurrence or discovery of a condition involving the presence of or a contamination by a Hazardous Substance as defined in any applicable Environmental Law in, at or under the Premises.

          13.2. Partial Damage -- Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Landlord shall at Landlord's expense, repair such damage (but not Tenant's personal property and fixtures and installations owned by utility companies) as soon as reasonably possible and within one hundred eighty (180) days of such damage or destruction and this Lease shall continue in full force and effect; provided, however, that Tenant shall, at Landlord's election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Landlord shall make the insurance proceeds available to Tenant for that purpose upon such election. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the party who had the responsibility to maintain said insurance shall promptly contribute the shortage in proceeds as and when required to complete said repairs. In the event, however, the shortage in proceeds was due to the fact that, by reason of the unique nature of the Premises, full replacement cost insurance coverage was not commercially reasonable and available, Landlord shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Tenant provides Landlord with the funds to cover same, or adequate assurance thereof, within thirty (30) days following receipt of written notice of such shortage and request therefor. If Landlord receives said funds or adequate assurance thereof within said thirty
(30) day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If Landlord does not receive such funds or assurance within said period, Landlord may nevertheless elect by written notice to Tenant within ten
(10) days thereafter to make such restoration and repair as is commercially reasonable with Landlord paying any shortage in proceeds. In which case this Lease shall remain in full force and effect. If in such case Landlord does not so elect, then this Lease shall terminate sixty (60) days following the occurrence of the damage or destruction. Unless otherwise agreed, Tenant shall in no event have any right to reimbursement from Landlord for any funds contributed by Tenant to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 13.3 rather than Paragraph 13.2, notwithstanding that there may be some insurance coverage, but the net proceeds of any such Insurance shall be made available for the repairs if made by either party.

          13.3. Partial Damage -- Uninsured Loss and Total Destruction. If a Premises Partial Damage that is not an Insured Loss occurs or if Total Destruction occurs, Landlord may at Landlord's option either (i) repair such damage as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Tenant within thirty (30) days after receipt by Landlord of knowledge of the occurrence of such damage of Landlord's desire to terminate this Lease as of the date sixty (60) days following the giving of such notice; such notice shall state the amount of available insurance proceeds. Tenant shall have the right within thirty (30) days after the receipt of such notice to give written notice to Landlord of Tenant's commitment to repair such damage. Landlord shall provide all available insurance proceeds to Tenant, provided that Tenant's obligation to repair shall not be limited to the available insurance. In such event this Lease shall continue in full force and effect, and Landlord shall proceed to make such repairs as soon as reasonably possible and the required funds are available. If Tenant does not give such notice and provide the funds or assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Landlord's notice of termination.

          13.4. Damage Near End of Term. If at any time during the last six (6) months of the term of this Lease there is damage for which the cost to repair exceeds one (1) month's Base Rent, whether or not an Insured Loss, Landlord may, at Landlord's option, terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving written notice to Tenant of Landlord's election to do so within thirty (30) days after the date of occurrence of such damage. Provided, however, if Tenant at that time has an exercisable option to extend this Lease or to purchase the Premises, then Tenant may preserve this Lease by, within thirty (30) days following the receipt of Landlord's notice regarding termination, or before the expiration of the time provided in such option for its exercise, whichever is earlier ("Exercise Period"), (i) exercising such option and (ii) providing Landlord with any shortage in insurance proceeds (or reasonable adequate assurance thereof) needed to make the repairs. If Tenant duly exercises such option during said Exercise Period and provides Landlord with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Landlord shall, at Landlord's expense repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Tenant fails to exercise such option and provide such funds or assurance during said Exercise Period, then Landlord may at Landlord's option terminate this Lease as of the expiration of said thirty (30) day period following the receipt of Landlord's notice regarding termination.

          13.5. Abatement of Rent: Tenant's Remedies.

          (a) In the event of any damage to the Premises covered by Section 13.2 or 13.3, the Base Rent, Real Property Taxes, insurance premiums, and other charges, if any, payable by Tenant hereunder, for the period commencing on the date of such damage and destruction and continuing until the Premises is restored or the Lease is terminated, shall be abated in proportion to the degree to which Tenant's use of the Premises is impaired. Except for abatement of Base Rent, Real Property Taxes, insurance premiums, and other charges, if any, as aforesaid, all other obligations of Tenant hereunder shall be performed by Tenant, and Tenant shall have no claim against Landlord for any damage suffered by reason of any such repair or restoration, unless the damage is caused by the willful act or bad faith of Landlord.

          (b) If Landlord shall be obligated to repair or restore the Premises under the provisions of this Paragraph 13 and shall not commence, in a substantial and meaningful way, the repair or restoration of the Premises within sixty (60) days after such obligation shall accrue or shall cease diligently prosecuting same to completion for thirty (30) consecutive days, Tenant may, at any time prior to the commencement or recommencement of such repair or restoration commence such repair or restoration itself and charge the costs of same to Landlord.

          13.6. Hazardous Substance Conditions. If a Hazardous Substance Condition occurs, unless Tenant is legally responsible therefor (in which case Tenant shall make the investigation and remediation thereof required by applicable law and this Lease shall continue in full force and effect).
Landlord may at Landlord's option either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated costs to investigate and remediate such condition exceeds twelve (12) times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Tenant within thirty (30) days after receipt by Landlord of knowledge of the occurrence of such Hazardous Substance Condition of Landlord's desire to terminate this Lease as of the date sixty (60) days following the giving of such notice. In the event Landlord elects to give such notice of Landlord's intention to terminate this Lease, Tenant shall have the right within ten (10) days after the receipt of such notice to give written notice to Landlord of Tenant's commitment to pay for the investigation and remediation of such Hazardous Substance Condition totally at Tenant's expense and without reimbursement from Landlord except to the extent of an amount equal to twelve (12) times the then monthly Base Rent or $100,000, whichever is greater. Tenant shall provide Landlord with the funds required of Tenant or reasonably satisfactory assurance thereof within thirty (30) days following Tenant's said commitment. In such event this

Lease shall continue in full force and effect and Landlord shall proceed to make such investigation and remediation as soon as reasonably possible and the required funds are available. If Tenant does not give such notice and provide the required funds or reasonable assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Landlord's notice of termination. If a Hazardous Substance Condition occurs for which Tenant is not legally responsible, there shall be abatement of Tenant's obligations under this Lease to the same extent as provided in paragraph 13.5.

          13.7. Termination -- Advance Payments. Upon termination of this Lease pursuant to this Article 13, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Tenant to Landlord.

          13.8. Waive Statutes. Landlord and Tenant agree that the terms of this Lease shall govern the effect or any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

     14.  EMINENT DOMAIN
          --------------

          14.1. If, as a result of a Taking, any portion of, or interest in, the building located upon the Premises, is taken, then within thirty (30) days following the date of such Taking, either Landlord or Tenant may terminate this Lease upon written notice to the other party. A "TAKING" means any governmental
                                                 ------
act whereby Landlord or Tenant is divested of ownership or any of the incidents thereof, or any transfer in lieu thereof. If the parties do not terminate this Lease, Landlord shall promptly and diligently restore the Premises, to as near their condition as existed prior to such Taking as is reasonably possible. During the course of restoration, Tenant's total obligation for Rent shall be adjusted as provided in Section 13.2. Base Rent shall thereafter be abated in proportion to the rentable square footage of the building taken.

          14.2. If, as a result of a Taking, any portion of, or interest in, the Premises except the building, is taken, then within thirty (30) days following the date of such Taking, Tenant may request a reduction in rent proportionate to the fraction with numerator of equal to the fair rental value of the Premises following the Taking and the denominator of which is the fair rental value of the Premises prior to the Taking. Landlord shall, within thirty
(30) days of receipt of Tenant's calculation of such reduction, deliver to Tenant Landlord's acceptance or rejection of the reduction calculated. If Landlord accepts the reduction, the effective date of such reduction shall be the date of the Taking and the parties shall adjust any payments made to date to reflect same. If Landlord rejects such reduction then either Landlord or Tenant may terminate this Lease upon written notice to the other party effective as of said notice.

          14.3. The parties waive such rights of Lease termination as may be granted them in the event of condemnation by the laws of the state wherein the Premises is located.

     15.  RIGHT OF ACCESS
          ---------------

          15.1. Provided that Tenant's business is not interfered with, Landlord and its authorized agents and representatives shall be entitled to enter the Premises at reasonable times upon reasonable notice for the purpose of inspecting same.

     16.  QUIET ENJOYMENT
          ---------------

          16.1. Landlord represents and warrants that it has full right and lawful authority to execute this Lease in the manner, and upon the conditions and provisions herein contained. Landlord covenants and agrees that upon the Delivery Date and for the Term of this Lease Landlord will hold fee title to the Premises and Tenant shall have quiet and peaceful possession of the Premises and shall enjoy all of the rights herein granted without interference.

     17.  WARRANTIES OF LANDLORD
          ----------------------

          17.1. Landlord represents and warrants to Tenant as conditions of this Lease that:

          17.2. Landlord covenants that upon the Delivery Date it will have and will provide Tenant with a copy of its policy of title insurance from Chicago Title Insurance Company evidencing the status of Landlord's title to the Premises. Landlord further covenants that, at the Delivery Date, the Premises will be free from encumbrances, except those set forth in Exhibit E attached hereto and such other encumbrances as do not materially adversely affect Tenant's rights under this Lease ("PERMITTED ENCUMBRANCES"), and that, as of
                                   ----------------------
said date, Tenant shall be able to obtain at Tenant's expense a leasehold policy of title insurance in a form satisfactory to Tenant, subject only to the Permitted Encumbrances.

          17.3. Tenant, while using the Premises for general office purposes, will not be in violation of any restrictions imposed by any governmental body or authority. Landlord shall hold Tenant harmless from any claims or damages suffered or claimed to be suffered as a result of any such alleged violations pertaining to Tenant's use of the Premises and/or Landlord's warranties.

     18.  WAIVER AND INDEMNITY
          --------------------

          18.1. Tenant shall indemnify Landlord against any damage, liability, loss or expense, including reasonable attorneys' fees, resulting from the injury to or death of any person or the loss or damage to any merchandise or property arising out of Tenant's breach of this Lease or Tenant's negligence or that of Tenant's authorized agents, employees or contractors, except to the extent such damage, liability, loss or expense is caused or contributed to by any negligence of Landlord or its authorized agents, employees or contractors.

          18.2. Landlord shall indemnify Tenant against any damage, liability, loss or expense, including reasonable attorneys' fees, resulting from the injury to or death of any person or the loss or damage to any merchandise or property arising out of Landlord's breach of this Lease or Landlord's negligence or that of its authorized agents, employees or contractors, except to the extent such damage, liability, loss or expense is caused or contributed to by the negligence of Tenant or its authorized agents, employees or contractors.

          18.3. The provisions of this Article as to property damage shall be subject to the provisions of Section 10.5 regarding waivers of subrogation.

     19.  DEFAULT
          -------

          19.1. The occurrence of any of the following shall constitute a default by Tenant pursuant to this Lease: (i) a failure by Tenant to pay Rent within ten days of Tenant's receipt of written notice from Landlord specifying such failure; (ii) a failure by Tenant to perform obligations pursuant to this Lease other than as specified in (i) above, within 30 days of Tenant's receipt of written notice from Landlord specifying such failure or, if it reasonably would require more than 30 days to cure such failure, within a time reasonably necessary to cure such failure after Tenant's receipt of such written notice (provided Tenant has undertaken procedures to cure the default within such thirty (30) day period and diligently pursues such efforts to cure to completion); or (iii) the occurrence of any of the following events: (a) The making by Tenant of any general arrangement or assignment for the benefit of creditors; (b) Tenant's becoming a "debtor" as defined in 11 U.S.C. (S)101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (c) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (d) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this subparagraph (iii) is contrary to any applicable law, such provision shall be of no force, and not affect the validity of the remaining provisions. Upon Tenant's default, Landlord may, in addition to any other remedies available at law, upon written notice, terminate this Lease and retake possession of the Premises and remove all persons and property therefrom.

          19.2. If Tenant in good faith disputes any notice of default by Landlord (other than for the payment of Base Rent), then Tenant shall not be deemed in default unless so judged by a court of competent jurisdiction and thereafter Tenant is given at least thirty (30) days or such reasonable time as is necessary to cure such default.

          19.3. Landlord waives such liens, if any, to which it may have a right with respect to the merchandise, furniture, trade fixtures and other personal property of Tenant located on or about the Premises and shall from time to time execute such documents as Tenant may reasonably request to acknowledge such waiver.

          19.4. If Landlord should be in default in the performance of any of its obligations under this Lease, which default continues for a period of more than thirty (30) days after receipt of written notice from Tenant specifying such default, or if such default is of a nature to require more than thirty (30) days for remedy and continues beyond the time reasonably necessary to cure (provided Landlord has undertaken procedures to cure the default within such thirty (30) day period and diligently pursue such efforts to cure to completion), Tenant may (subject to Section 29.10), in addition to availing itself of any other remedies available at law and in equity, at its option, upon written notice, terminate this Lease, or may incur any expense necessary to perform the obligation of Landlord specified in such notice and deduct such expense from the rents or other charges next becoming due.

     20.  ASSIGNMENT AND SUBLETTING
          -------------------------

          20.1. Tenant shall not assign this Lease, or sublet the Premises, or any portion thereof, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Failure of Landlord to disapprove in writing to Tenant in the manner provided herein within twenty days following Tenant's delivery of a written request for Landlord's consent to a proposed assignment or sublease shall constitute Landlord's consent to the proposed assignment or sublease. Any such disapproval of Landlord shall include a specific reason for such disapproval.

          20.2. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right, without Landlord's consent, to assign this Lease, or sublet the Premises, to a corporation or other entity with which it may merge or consolidate, or in connection with the sale of all or a portion of its assets or to any parent, subsidiary or franchisor of Tenant, or a subsidiary of Tenant's parent or franchisor.

     21.  HOLDING OVER
          ------------

          21.1. If Tenant remains in possession of the Premises with Landlord's consent after the expiration of the Term, including any extension thereof, such continued possession shall create a tenancy from month to month upon the same terms and conditions contained herein so far as applicable.

     22.  MECHANICS' LIENS
          ----------------

          22.1. Neither Landlord nor Tenant will permit any mechanics', materialmen's or other similar lien to be filed or claimed against the Premises or Landlord's or Tenant's interest therein by reason of any work, labor, materials, services or supplies furnished or purportedly furnished to or for the Premises. If any such mechanics' or materialmen's lien should be filed and/or claimed against the Premises, then the party through whom such lien was filed and/or claimed shall fully discharge and release the same from the Premises by posting bond or otherwise; provided, however, that either party may contest any such lien so long as the enforcement thereof is stayed.

     23.  NOTICES
          -------

          23.1. Any notice to be given in connection with this Lease shall be in writing and may be served by personal delivery or be sent by certified mail, or by reputable courier service which provides written evidence of delivery, addressed if to Tenant, to the Premises, Attn: Real Estate Department, and if to Landlord, as described below, or to such other address as requested by either party in writing. All notices given in the manner specified herein shall be effective upon actual receipt or upon refusal to accept delivery.

               Landlord's Address:

               Striks Properties
               12156 Sherman Way
               North Hollywood, California  91605
               Attn:  David Striks
                     ___________________________

      24. SUBORDINATION, NON-DISTURBANCE, ATTORNMENT AND ESTOPPEL CERTIFICATES
          --------------------------------------------------------------------

          24.1. Landlord covenants to obtain from each lender the security for whose loan encumbers the Premises at the time of execution hereof, or at any time on or prior to the Delivery Date, a nondisturbance agreement in form and substance reasonably acceptable to Tenant.

               24.2. Tenant shall, upon Landlord's request, subordinate this Lease in the future to any first lien placed by Landlord upon the Premises from an institutional lender, provided that such lien holder executes a nondisturbance agreement in form and substance reasonably acceptable to Tenant.

               24.3. Within twenty (20) business days after receipt of request therefor, either party shall deliver to the other a written statement acknowledging the commencement and termination dates of this Lease, that this Lease is in full force and effect (if the same be true), that this Lease has not been modified (or if it has, stating such modifications), and providing any other pertinent information as to which the requesting party might reasonably inquire.

               25.  RECORDATION OF LEASE
                    --------------------

                    25.1. This Lease shall not be recorded. However, a Memorandum shall be executed, in recordable form, by both parties concurrently herewith and recorded by Landlord with the official charged with recordation duties for the county in which the Premises is located, with directions that it be returned to Tenant. Said Memorandum shall describe the parties, the Premises and the Term and shall incorporate this Lease by reference, but shall not disclose the Rent or other terms of this Lease other than those stated in this sentence.

               26.  BROKERAGE COMMISSIONS
                    ---------------------

                    26.1. Landlord and Tenant each represents and warrants to the other that it has not authorized or employed, or acted by implication to authorize or employ, any real estate broker or salesman to act for it in connection with this Lease. Landlord and Tenant shall indemnify, defend and hold the other party harmless from and against any and all claims by any real estate broker or salesman whom the indemnifying party authorized or employed, or acted by implication to authorize or employ, to act for the indemnifying party in connection with this Lease.

               27.  HAZARDOUS MATERIALS
                    -------------------

                    27.1. Landlord and Tenant each agree not to violate any Environmental Laws with respect to the Premises. "ENVIRONMENTAL LAWS" mean any
                                                  ------------------
applicable laws that apply to waste, material or substance deemed to be a pollutant or a contaminant, or to be hazardous, toxic, ignitable, reactive, corrosive, dangerous, harmful or injurious to public health or to the environment.

               28.  SPECIAL CONDITIONS
                    ------------------

               28.1. Notwithstanding anything to the contrary herein, Tenant shall not be required to pay Rent until the following conditions ("LEASE
                                                                   -----
CONDITIONS") are satisfied:
----------

               28.2. Tenant shall have received a non-disturbance agreement from each lender, ground Landlord and other person holding an interest in the Premises.

               28.3. All utilities are available to the Premises necessary for Tenant's conduct of its business.

               28.4. All Permits and other approvals, including all signage rights and permits (including those required for the use of Tenant's prototype signage, with standard logo and colors) are available to Tenant at reasonable expense.

          Lease Condition 28.4 shall be satisfied or deemed satisfied by Tenant prior to the Delivery Date. Lease Conditions 28.2 and 28.3 shall be satisfied or deemed satisfied by Tenant prior to the Commencement Date. If such conditions shall not have been satisfied or deemed satisfied by Tenant's written notice to Landlord prior to the Commencement Date, Tenant may terminate this Lease or extend the Commencement Date for an additional 45 days (the "CONTINGENCY EXTENSION PERIOD"). If Tenant so extends and such conditions shall
 ----------------------------
still not have been satisfied or deemed satisfied by Tenant's written notice to Landlord during the Contingency Extension Period, Tenant shall have the right to terminate this Lease. On such termination, this Lease shall be of no further force or effect.

          29.  MISCELLANEOUS
               -------------

               29.1. ATTORNEYS' FEES. In the event either party hereto brings or
                     ---------------
commences legal proceedings to enforce any of the terms of this Lease, the successful party shall then be entitled to receive from the other of said parties, in every such action commenced, a reasonable sum as attorneys' fees and costs, including all fees and costs incurred upon any appeals, to be fixed by the court in the same action.

               29.2. NO PARTNERSHIP OR JOINT VENTURE.  It is understood and
                     -------------------------------
agreed that this Lease is not intended to create any relationship between the parties hereto other than that of Landlord and Tenant, and neither party hereto shall represent to any third party that any relationship other than the foregoing exists.

               29.3. ENTIRE INSTRUMENT.  All of the agreements heretofore and
                     -----------------
contemporaneously made by the parties are contained in this Lease except those agreements contained in the Assignment, Assumption and Consent Agreement of even date herewith and the Termination Agreement of even date herewith; this Lease cannot be modified in any respect except by a writing executed by Landlord and Tenant.

               29.4. SUCCESSORS AND ASSIGNS.  This Lease shall be binding upon
                     ----------------------
and inure to the benefit of the heirs, personal representatives, successors and assigns of each party.

               29.5. REMEDIES CUMULATIVE.  The various rights, elections and
                     -------------------
remedies of Landlord and Tenant contained in this Lease shall be cumulative and no one of them shall be construed as exclusive of any of the others or of any right, priority or remedy allowed or provided for by law.

               29.6. WAIVER OF DEFAULT.  The waiver by either party of any
                     -----------------
default in the performance, or failure to insist on strict performance, by the other of any covenant contained herein shall not be construed to be a waiver of any preceding or subsequent default of the same or any other covenant contained herein.

               29.7. INTERPRETATION.  The captions by which the paragraphs of
                     --------------
this Lease are identified are for convenience only and shall have no effect upon the interpretation of this Lease. Exhibits referred to in this Lease are attached hereto and incorporated by reference.

               29.8. CONSTRUCTION.  Wherever the context so requires, the
                     ------------
singular number shall include the plural, the plural shall refer to the singular, the neuter gender shall include the masculine and feminine genders, and the words "LANDLORD," "TENANT," and "PERSON" shall include corporations,
               --------    ------        ------
partnerships, associations and individuals. If either party consists of more than one person, each such person shall be jointly and severally liable hereunder. If any provision of this Lease shall be held to be invalid by a court, the remaining provisions shall remain in effect and shall in no way be impaired thereby. This Lease shall be governed by California law.

               29.9. GOOD FAITH. Whenever in this Lease the consent, approval or
                     ----------
satisfaction of either party is required or a judgment or discretion is to be made or exercised, it is understood and agreed that such consent, approval or satisfaction will not be unreasonably withheld and that such judgment or discretion will be reasonably made or exercised. Furthermore, that unless a contrary standard or right is set forth in the Lease, whenever the Landlord or Tenant is granted a right to take action, exercise discretion, or make an allocation, judgment or other determination, Landlord or Tenant shall act reasonably and in good faith and take no action which might result in the frustration of the reasonable expectations Tenant and Landlord concerning the benefits to be enjoyed under this Lease.

               29.10. "FORCE MAJEURE" means strikes, delays caused by the other
                       -------------
party or any governmental or quasi-governmental entity, shortages of materials, natural resources or labor, or any and all other causes beyond the reasonable control of the performing party. Neither party shall be in default under this Lease for failure to perform on account of Force Majeure. The time period for such performance shall be extended for each day performance is delayed by Force Majeure.

          Landlord and Tenant have executed this Lease as of the day first written above.

Landlord:                              Tenant:

STRIKS PROPERTIES,                     LESLIE'S POOLMART,
a California general partnership       a California corporation

By: /s/ David Striks                   By: /s/ Patrick Murpy
    _____________________________          ____________________________________
    David Striks                       Print Name: Patrick Murphy
                                                   ____________________________
    General Partner                    Title: VP, Real Estate & Construction
                                              _________________________________